Exhibit 24.1

POWER OF ATTORNEY

Each of the directors and/or officers of Teledyne Technologies Incorporated, a Delaware corporation (“the Registrant”) whose signature appears below hereby appoints Melanie S. Cibik, Susan L. Main and S. Paul Sassalos, and each of them severally as his or her attorney-in-fact to date and file with the Securities and Exchange Commission (“SEC”) the accompanying registration statement on Form S-4 (the “Registration Statement”), and to sign, date and file any and all amendments and post-effective amendments to the accompanying Registration Statement, in each case on his or her behalf, in any and all capacities stated below, as appropriate, in such forms as they or any one of them may approve, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement or Registration Statements shall comply with the Securities Act of 1933, as amended (the “Securities Act”), and the applicable rules and regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, and generally to do all such things on their behalf in their capacities as officers and directors to enable the Registrant to comply with the provisions of the Securities Act and all requirements of the SEC.

Witness the due execution hereof as of March 3, 2021.

/s/ Aldo Pichelli	President and Chief Executive Officer
Aldo Pichelli	(principal executive officer)

/s/ Cynthia Belak	Vice President and Controller
Cynthia Belak	(principal accounting officer)

/s/ Robert Mehrabian	Executive Chairman and Director
Robert Mehrabian

/s/ Roxanne S. Austin	Director
Roxanne S. Austin

/s/ Denise R. Cade	Director
Denise R. Cade

/s/ Charles Crocker	Director
Charles Crocker

/s/ Kenneth C. Dahlberg	Director
Kenneth C. Dahlberg

/s/ Michelle A. Kumbier	Director
Michelle A. Kumbier

/s/ Simon M. Lorne	Director
Simon M. Lorne

/s/ Robert A. Malone	Director
Robert A. Malone

/s/ Jane C. Sherburne	Director
Jane C. Sherburne

/s/ Michael T. Smith	Director
Michael T. Smith

/s/ Wesley W. von Schack	Director
Wesley W. von Schack